As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Core Molding Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware **(State or Other Jurisdiction of Incorporation or Organization)**	**31-1481870** **(I.R.S. Employer Identification No.)**
800 Manor Park Drive, Columbus, Ohio **(Address of Principal Executive Offices)**	**43228-0183** **(Zip Code)**

Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan

(Full Title of the Plan)

John P. Zimmer
Executive Vice President, Treasurer, Secretary and Chief Financial Officer
800 Manor Park Drive
Columbus, OH 43228-0183
(614) 870-5000

(Name, Address and Telephone of Agent for Service)

Copies to:

Aaron A. Seamon, Esq.
Squire Patton Boggs (US) LLP
41 South High Street, Suite 2000
Columbus, OH 43215
(614) 365-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐		

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1101271557\5\AMERICAS

1101271557\5\AMERICAS EXPLANATORY STATEMENT Core Molding Technologies, Inc. (the “Registrant” or the “Company”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 170,000 shares of common stock, par value $0.01 per share (“Common Stock”) of the Company for issuance under the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (the “Incentive Plan”) for which a previously filed registration statement on Form S-8 relating to the Incentive Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-272545) filed by the Registrant on June 9, 2023, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein. PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT Item 3. Incorporation of Documents by Reference. The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended the (“Exchange Act”), are hereby incorporated by reference in this Registration Statement: (1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on March 12, 2024 (File No. 001-12505); (2) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the Commission on May 7, 2024 and for the fiscal quarter ended June 30, 2024 filed with the Commission on August 6, 2024 (File No. 001-12505); (3) The Company’s Current Reports on Form 8-K, as filed with the Commission on March 11, 2024, April 10, 2024 and May 20, 2024; and (4) The description of the Company’s Common Stock set forth in the Company’s Form S-4 as filed with the Commission on November 8, 1996, as updated by Exhibit 4 to the Company’s Form 10-K (File No. 001- 12505) as filed with the Commission on March 12, 2024 pursuant to Section 12(b) of the Exchange Act, including all other amendments and reports filed for the purpose of updating such description. All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with Commission), and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Item 8. Exhibits. Exhibit No. Description 4.1* Amended and Restated Certificate of Incorporation of Core Molding Technologies, Inc. as filed with the Secretary of State of Delaware on May 29, 2024 4.2 Amended and Restated By-Laws of Core Molding Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 4, 2008)

1101271557\5\AMERICAS 4.3 Amendment No. 1 to the Amended and Restated By- Laws of Core Molding Technologies, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 17, 2013) 5.1* Opinion of Squire Patton Boggs (US) LLP 23.1* Consent of Crowe LLP, Independent Registered Public Accounting Firm 23.2* Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1) 24.1* Power of Attorney of Core Molding Technologies, Inc. 99.1 Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2021) 99.2 First Amendment to the Core Molding Technologies, Inc. 2021 Long-Term Equity Incentive Plan (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2024) 107* Filing Fee Table * Filed herewith.

1101271557\5\AMERICAS SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 8th day of August, 2024. CORE MOLDING TECHNOLOGIES, INC. By: /s/ John P. Zimmer John P. Zimmer Executive Vice President, Treasurer, Secretary and Chief Financial Officer Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in their indicated capacities, on this 8th day of August, 2024. Signature Title Date * President, Chief Executive Officer and Director (Principal Executive Officer) August 8, 2024 David L. Duvall /s/ John P. Zimmer Executive Vice President, Treasurer, Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) August 8, 2024 John P. Zimmer * Director, Chairman of the Board August 8, 2024 Thomas R. Cellitti * Director August 8, 2024 Ralph O. Hellmold * Director August 8, 2024 Matthew E. Jauchius * Director August 8, 2024 Sandra L. Kowaleski * Director August 8, 2024 Salvador Miñarro * Director August 8, 2024 Andrew O. Smith * The undersigned, by signing his name hereto, does hereby sign this report on behalf of each of the above-indicated directors and officers of the registrant pursuant to powers of attorney executed by such directors. By: /s/ John P. Zimmer John P. Zimmer, Attorney-in-fact